Exhibit 99.5

Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 pm, EST, on January 13, 2016.
Vote by Internet • Go to www.investorvote.com/METR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3.	+

		For Against Abstain		For	Against	Abstain
1.	Approval of the adoption of the Agreement and Plan of Merger, dated as of August 4, 2015, between F.N.B. Corporation and Metro Bancorp, Inc. and approval of the merger of Metro with and into F.N.B.	☐ ☐ ☐	2. Approval by an advisory (non-binding) vote of certain compensation arrangements in connection with the proposed merger for Metro’s named executive officers.	☐	☐	☐
3.

Approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the Agreement and Plan of Merger and approve the merger.

☐ ☐ ☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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2016 Special Meeting Admission Ticket

2016 Special Meeting of

Metro Bancorp, Inc. Shareholders

January 14, 2016 10:00 a.m.

Best Western Premier Central Hotel &

Conference Center

800 East Park Drive

Harrisburg, PA 17111

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

ADMIT ONE SHAREHOLDER

▼    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Metro Bancorp, Inc.

Notice of 2016 Special Meeting of Shareholders

3801 Paxton Street, Harrisburg, PA 17111

Proxy Solicited by Board of Directors for Special Meeting — January 14, 2016

J. Rodney Messick and Thomas F. Smida, Esq., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Metro Bancorp, Inc. to be held on January 14, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the approval of the Agreement and Plan of Merger, and merger of Metro with and into F.N.B., FOR the approval by an advisory (nonbinding) vote of certain compensation arrangements in connection with the merger for Metro’s named executive officers and FOR the approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)